As filed with the Securities and Exchange Commission on February 9, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0359894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
70 Castilian Drive
Santa Barbara, California 93117
(805) 364-6093
(Address of principal executive offices)
AppFolio, Inc. 2015 Stock Incentive Plan
(Full title of the Plan)

Fay Sien Goon
Chief Financial Officer
AppFolio, Inc.
70 Castilian Drive
Santa Barbara, California 93117
(805) 364-6093
(Name and address of agent for service)
Copies to:
Philippa Bond, P.C.
Kirkland & Ellis LLP
2049 Century Park East, 37th Floor
Los Angeles, California 90067
(310) 552-4200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) by AppFolio, Inc., a Delaware corporation (the “Registrant”) to register 485,272 additional shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) under the Registrant’s 2015 Stock Incentive Plan (the “2015 Plan”) pursuant to the provisions of the 2015 Plan providing for an automatic annual increase in the number of shares reserved for issuance under the 2015 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on August 6, 2015 (File No.333-206179), February 29, 2016 (File No. 333-209792), February 27, 2017 (File No. 333-216274), February 26, 2018 (File No. 333-223231), February 28, 2019 (File No. 333-229970), March 2, 2020 (File No. 333-236818), and February 28, 2022 (File No. 333-263096). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed by the registrant with the Commission, are hereby incorporated by reference herein, and shall be deemed to be a part of, this Registration Statement:
•the Annual Report on Form 10-K relating to the fiscal year ended December 31, 2022, filed with the Commission on February 9, 2023 (the "Annual Report"), pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•the Definitive Proxy Statement on Schedule 14A relating to the Registrant’s 2022 Annual Meeting of Stockholders, filed with the Commission on April 28, 2022, all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
•the description of the Class A Common Stock contained in the Registration Statement on Form 8-A (File No. 001-37468) filed with the Commission on June 23, 2015, pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.
In addition, all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents; except as to any portion of any future annual, quarterly or current report or other document, or any portion thereof, that is deemed furnished and not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.

Exhibit Number	Exhibit Description
4.1
Specimen Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-204262), which was initially filed with the Commission on May 18, 2015).

4.2
Amended and Restated Bylaws of the registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q relating to the quarterly period ended June 30, 2020, filed with the Commission on August 3, 2020).

4.3#
2015 Stock Incentive Plan and related forms of agreements (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-204262), which was initially filed with the Commission on May 18, 2015).

4.4#
Form of Restricted Stock Unit Award Agreement (New Hire) under 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K related to the annual period ended December 31, 2021, filed with the Commission on February 28, 2022).

4.5#
Form of Restricted Stock Unit Award Agreement (Refresh) under 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K related to the annual period ended December 31, 2021, filed with the Commission on February 28, 2022).

4.6#
Form of Restricted Stock Unit Award Agreement (PSU) under 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K related to the annual period ended December 31, 2021, filed with the Commission on February 28, 2022).

5.1*	Opinion of Kirkland & Ellis LLP
23.1*	Consent of independent registered public accounting firm.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
107*	Filing Fee Table

# Indicates a management contract or compensatory plan or arrangement
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Santa Barbara, California, on February 9, 2023.

APPFOLIO, INC.
By:	/s/ Fay Sien Goon
Fay Sien Goon
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jason Randall and Fay Sien Goon, and each or either of them, acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jason Randall	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2023
Jason Randall
/s/ Fay Sien Goon	Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2023
Fay Sien Goon
/s/ Andreas von Blottnitz	Chairman of the Board	February 9, 2023
Andreas von Blottnitz
/s/ Timothy Bliss	Director	February 9, 2023
Timothy Bliss
/s/ Agnes Bundy Scanlan	Director	February 9, 2023
Agnes Bundy Scanlan
/s/ Janet Kerr	Director	February 9, 2023
Janet Kerr
/s/ Klaus Schauser	Director	February 9, 2023
Klaus Schauser
/s/ Winifred Webb	Director	February 9, 2023
Winifred Webb
/s/ Alexander Wolf	Director	February 9, 2023
Alexander Wolf